UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 3, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of July 3, 2014, Miller Energy Resources, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Teras Oilfield Support Limited (“Teras”). The PSA is dated as of July 3, 2014, but was signed by Teras the following day. The PSA grants the Company the right to purchase the Glacier Drilling Rig #1, a Mesa 1000 carrier-mounted land drilling rig, and related equipment (the “Rig”) on or before August 8, 2014 (the “Outside Closing Date”). A payment of $700,000.00 was required in connection with the execution and delivery of the PSA, which the Company is entitled to have refunded if we fail to close by the Outside Closing Date if it should be determined that Teras lacks clear title to the Rig, there are liens or encumbrances (other than immaterial defects in title or liens consented to by the Company) or if the Rig is affected by a significant casualty prior to closing. An additional payment of $6,300,000.000 will be due if the sale is finalized.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement between the Company and Teras for the purchase of the Rig

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2014	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer